Pricing Supplement No. 1 Dated January 16, 1996
(To Prospectus dated Janauary 12, 1996  File No.:33-63823)
Filed Pursuant to:  Rule 424 (b) (3)





                                $400,000,000.00

                                 COMDISCO, INC.

                               Medium-Term Notes
              Due from 9 Months to 15 years From the Date of Issue


                                MEDIUM TERM NOTE
                                   FIXED RATE


Date of Issue:                               January 19, 1996

Maturity Date:                               January 19, 1999

Principal Amount:                            $10,000,000.00

Price to Public:                             100%

Interest Rate:                               5.75%

Interest Payment Dates:                      March 1 and Sept. 1


Form:    __X__ Book Entry            _____ Certificated

Optional Redemption Date:                    N/A

Optional Repayment Date:                     N/A

Agent's Discount or Commission:              $35,000.00

Cusip Number:                                20033R DL 0


Salomon has purchased the Notes as principal in this transaction for resale to one or more investors at varying prices to prevailing market conditions at the time or times of resale as determined by Salomon Brothers.